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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                  May 9, 2000


                           CNB FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its Charter)



      Pennsylvania                    2-88511               23-2908963
      ------------                    -------               ----------

(State or other jurisdiction       (SEC File No.)          (IRS Employer
of incorporation)                                       Identification Number)


                             County National Bank
                             1 South Second Street
                                   PO Box 42
                        Clearfield, Pennsylvania 16830
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (814) 765-9621


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Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

     On May 9, 2000, the board of directors of the registrant determined to engage Crowe Chizek as its independent auditors for the fiscal year ended December 31, 2000. On May 9, 2000, the registrant orally notified Ernst & Young, LLP (E&Y), its current independent auditors, of this determination and that E&Y would not be engaged for the fiscal year ending December 31, 2000. The determination to replace E&Y was recommended by the audit committee and approved by the full board of directors of the registrant.

     The report of E&Y for the years ended December 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 1999 and 1998 and during the period from December 31, 1999 to May 9, 2000, there were no disagreements between the registrant and E&Y concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

     (c) Exhibits:

         Exhibit No. 16 - Letter regarding change in certifying accountant.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CNB Financial Corporation



Date: May 9, 2000                           By: /s/ Joseph B. Bower, Jr.
                                                ------------------------
                                                Joseph B. Bower, Jr.
                                                Treasurer